--------------------------------------------------------------------------------




                            SHARE EXCHANGE AGREEMENT



                                  by and among


                                HEALTHSTAR CORP.,
                             a Delaware corporation,

                                       and

                             SALESMATION.COM, INC.,
                             a Delaware corporation,

                                M2 LIMITED, INC.
                             a Maryland corporation,

                       KEY INDIVIDUALS OF M2 LIMITED, INC.




                       Dated as of _________________, 2001





--------------------------------------------------------------------------------

                                                 TABLE OF CONTENTS



                                                                                                               Page No.
                                                                                                               --------
ARTICLE I         EXCHANGE OF SHARES................................................................................2

           Section 1.1 Exchange Of M2 Shares........................................................................2
           Section 1.2 Issuance And Exchange Of HealthStar Shares...................................................2
           Section 1.3 Closing......................................................................................2
                  (a)  CLOSING DELIVERIES BY SALESMATION, M2 AND THE KEY INDIVIDUALS................................2
                  (b)  CLOSING DELIVERIES BY HEALTHSTAR.............................................................2
                  (c)  DIRECTORS OF HEALTHSTAR ON AND AFTER THE CLOSING DATE........................................2
                  (d)  OFFICERS OF HEALTHSTAR ON AND AFTER THE CLOSING DATE.........................................3
           Section 1.4 Transfer Taxes...............................................................................3

ARTICLE II        REPRESENTATIONS AND WARRANTIES OF THE SELLERS.....................................................3

          Section 2.1 Organization..................................................................................3
          Section 2.2 Capitalization................................................................................4
          Section 2.3 Ownership Of Stock............................................................................4
          Section 2.4 Authorization; Validity Of Agreement..........................................................4
          Section 2.5 Consents And Approvals; No Violations.........................................................4
          Section 2.6 M2 Financial Statements.......................................................................5
          Section 2.7 No Undisclosed Liabilities....................................................................5
          Section 2.8 Absence Of Certain Changes....................................................................5
          Section 2.9 Employee Benefit Plans; ERISA.................................................................6
          Section 2.10 Major Customers..............................................................................7
          Section 2.11 [Reserved]...................................................................................7
          Section 2.12 Litigation...................................................................................7
          Section 2.13 No Default; Compliance With Applicable Laws..................................................8
          Section 2.14 Taxes........................................................................................8
          Section 2.15 Real Property Leases.........................................................................9
          Section 2.16 Properties...................................................................................9
          Section 2.17 Intellectual Property........................................................................10
          Section 2.18 Contracts....................................................................................10
          Section 2.19 Labor Matters................................................................................11
          Section 2.20 Environmental Matters........................................................................11
          Section 2.21 Subsidiaries.................................................................................11
          Section 2.22 Broker Or Finders............................................................................12
          Section 2.23 Performance Of Services......................................................................12
          Section 2.24 Insurance....................................................................................12
          Section 2.25 Related Party Transactions...................................................................13


                                                           i


                                                                                                               Page No.
                                                                                                               --------
          Section 2.26 Full Disclosure..............................................................................14
          Section 2.27 Investment Representations Of Salesmation....................................................14
                  (a) QUALIFICATIONS................................................................................14
                  (b) INVESTMENT INTENT.............................................................................15
                  (c) HEALTHSTAR INFORMATION........................................................................15
                  (d) RESALE RESTRICTIONS...........................................................................15
                  (e) EXEMPT SALE...................................................................................15
                  (f) LEGENDS ON CERTIFICATES.......................................................................15
                  (g) OTHER.........................................................................................16
          Section 2.28 Investment Representations of Sellers........................................................16
          Section 2.29 Corporate Name...............................................................................16
          Section 2.30 Knowledge Of Individuals.....................................................................16
          Section 2.31 Stockholder Distributions....................................................................17

ARTICLE III REPRESENTATIONS AND WARRANTIES OF HEALTHSTAR............................................................17

          Section 3.1 Organization..................................................................................17
          Section 3.2 Authorization; Validity Of Agreement;
                      Necessary Action..............................................................................17
          Section 3.3 Consents And Approvals; No Violations.........................................................17
          Section 3.4 Brokers Or Finders............................................................................18
          Section 3.5 Capitalization................................................................................18
          Section 3.6 Investment Intent.............................................................................18

ARTICLE IV COVENANTS................................................................................................18

          Section 4.1 Tax Matters...................................................................................18
          Section 4.2 Further Assurances............................................................................19
          Section 4.3 Proprietary Information.......................................................................19
          Section 4.4 Form 8-K......................................................................................19

ARTICLE V INDEMNIFICATION...........................................................................................19

          Section 5.1 Indemnification By Sellers....................................................................19
          Section 5.2 Indemnification By HealthStar.................................................................20
          Section 5.3 Survival Of Representations And Warranties;
                      Limitations On Indemnity......................................................................20
          Section 5.4 Notice And Opportunity To Defend..............................................................20
          Section 5.5 Mitigation Of Loss............................................................................21
          Section 5.6 Subrogation...................................................................................21
          Section 5.7 Tax Indemnification...........................................................................21
          Section 5.8 Remedy........................................................................................21
          Section 5.9 Investigation.................................................................................21


                                                          ii


                                                                                                               Page No.
                                                                                                               --------
ARTICLE VI PRE-CLOSING COVENANTS OF SELLERS.........................................................................21

          Section 6.1 Access And Investigation......................................................................21
          Section 6.2 Operation Of Business.........................................................................22
          Section 6.3 Filings And Consents..........................................................................24
          Section 6.4 Notification..................................................................................24
          Section 6.5 No Negotiation................................................................................25
          Section 6.6 Best Efforts..................................................................................25
          Section 6.7 Confidentiality; Publicity....................................................................25
          Section 6.8 Stockholder Distributions.....................................................................26
          Section 6.9 Transition....................................................................................26

ARTICLE VII PRE-CLOSING COVENANTS OF HEALTHSTAR.....................................................................26

          Section 7.1 Best Efforts..................................................................................26

ARTICLE VIII CONDITIONS.............................................................................................26

          Section 8.1 Conditions To Each Party's Obligation To Effect
                      The Closing...................................................................................26
          Section 8.2 Conditions To The Obligations Of HealthStar...................................................26
          Section 8.3 Conditions To The Obligations Of Sellers......................................................28

ARTICLE IX TERMINATION..............................................................................................29

          Section 9.1 Termination...................................................................................29
          Section 9.2 Effect Of Termination.........................................................................29

ARTICLE X MISCELLANEOUS.............................................................................................30

          Section 10.1 Knowledge....................................................................................30
          Section 10.2 Governing Law And Consent To Jurisdiction....................................................30
          Section 10.3 Amendment And Modification...................................................................30
          Section 10.4 Notices......................................................................................30
          Section 10.5 [Reserved]...................................................................................32
          Section 10.6 Counterparts.................................................................................32
          Section 10.7 Incorporation By Reference...................................................................32
          Section 10.8 Entire Agreement; Third Party Beneficiaries..................................................32
          Section 10.9 Severability.................................................................................32
          Section 10.10 Service Of Process..........................................................................32
          Section 10.11 Specific Performance........................................................................32
          Section 10.12 Assignment..................................................................................32
          Section 10.13 Expenses....................................................................................32


                                                         iii


                                                                                                               Page No.
                                                                                                               --------
          Section 10.14 Waivers.....................................................................................33
          Section 10.15 Attorney Fees...............................................................................33


                             INDEX OF DEFINED TERMS



DEFINED TERMS                                                                       SECTION
-------------                                                                       -------
Accredited Investor...................................................................2.27(a)(iii)
Acquisition Transaction...............................................................6.2(d)
Agreement.............................................................................Preamble
Blue Sky laws.........................................................................2.27(d)
Closing...............................................................................1.3
Closing Date..........................................................................1.3
COBRA.................................................................................2.9(b)
Code..................................................................................Recitals
Employee Benefit Plans................................................................2.9(a)
Encumbrances..........................................................................1.1
ERISA.................................................................................2.9(a)
GAAP..................................................................................2.5
Government Entity.....................................................................2.5
Group Health Plans....................................................................2.9(b)
Hazardous.............................................................................2.20
Hazardous Materials...................................................................2.20
HealthStar............................................................................Preamble
HealthStar Acquisition Shares.........................................................1.2
HealthStar Shares.....................................................................Recitals
Indemnifying Party....................................................................5.4
Indemnitee............................................................................5.4
Intellectual Property.................................................................2.17
Key Individual........................................................................Preamble
Key Individuals.......................................................................Preamble
Knowledge.............................................................................10.1
Landlord..............................................................................2.15
Legends...............................................................................2.27(f)
Letter of Intent......................................................................Recitals
Liability.............................................................................2.23(a)
Listed Individuals....................................................................2.30
Losses................................................................................5.1
M2....................................................................................Preamble
M2 Contract...........................................................................2.5
M2 Financial Statements...............................................................2.6
M2 Intellectual Property..............................................................2.17
M2 Shares.............................................................................Recitals
Material Adverse Effect...............................................................2.8
Material Agreement(s).................................................................2.18
Ordinary Course of Business...........................................................2.7
Parties...............................................................................Preamble

                                            v


Party.................................................................................Preamble
PCBs..................................................................................2.20
Permits...............................................................................2.13(a)
Person................................................................................2.8
Pre-Closing Period....................................................................6.1
Preferred Stock.......................................................................3.5
Proprietary Information...............................................................4.3
Qualified Beneficiaries...............................................................2.9(b)
Reasonable Inquiry....................................................................10.1
Related Party.........................................................................2.25(e)
Representatives.......................................................................2.25(f)
Salesmation...........................................................................Preamble
Salesmation Contract..................................................................2.5
SEC...................................................................................2.27(c)
Securities Act........................................................................2.27(a)(iii)
Sellers...............................................................................Article
Tax Return............................................................................2.14
Taxes.................................................................................2.14
Toxic.................................................................................2.20
Transaction...........................................................................Recitals


                                      SCHEDULES


     Schedule 2.1(a)   M2: No subsidiaries or equity interests

     Schedule 2.1(b)   M2: Foreign State Qualification

     Schedule 2.1(c)   Salesmation: Foreign State Qualification

     Schedule 2.1(d)   Certificate of Incorporation and Bylaws of Salesmation

     Schedule 2.1(e)   Articles of Incorporation and Bylaws of M2

     Schedule 2.2(a)   Capitalization of M2

     Schedule 2.2(b)   Encumbrances on M2 Capital Stock, Including M2 Shares

     Schedule 2.5      Third Party Consents Necessary or Required for M2 to Perform the
                       Agreement

     Schedule 2.6(a)   M2 Unaudited Financial Statements

     Schedule 2.6(b)   M2 Audited Financial Statements (within 15 days of signing the
                       Agreement)

     Schedule 2.7      Liabilities of M2, including each note, bond, mortgage, indenture, pledge, security agreement, credit agreement, guarantee, suretyship arrangement, endorsement or other instrument in respect of indebtedness for borrowed money or guarantees or promises

     Schedule 2.8      Adverse Changes Suffered by M2

     Schedule 2.9      Employee Benefit Plans; ERISA

     Schedule 2.10     Major Customers of M2

     Schedule 2.12     Litigation

     Schedule 2.13     No Default; Compliance with Applicable Laws; Permits

     Schedule 2.14     Tax Matters

     Schedule 2.15     Real Property Leases

     Schedule 2.16     Properties

     Schedule 2.17(a)  All M2 Intellectual Property

     Schedule 2.17(b)  Pending or Threatened Intellectual Property Claims Against M2

     Schedule 2.18     Contracts/Material Agreements; Indebtedness Instruments and
                       Guarantees of M2

     Schedule 2.19     Labor Matters

     Schedule 2.23     Performance of Services

     Schedule 2.24     Insurance


                                     vii


     Schedule 2.25     Related Party Transactions

     Schedule 2.30     Knowledge; Listed Individuals of M2


                                    EXHIBITS



           EXHIBIT A    Letter of Intent dated January 24, 2001

           EXHIBIT B    Accredited Investor Questionnaire


                            SHARE EXCHANGE AGREEMENT

         Share Exchange Agreement, dated as of February ___, 2001 (this "Agreement") by and among HealthStar Corp., a Delaware corporation ("HealthStar"), and Salesmation.com, Inc., a Delaware corporation ("Salesmation"), M2(M-squared) Limited, Inc., a Maryland corporation ("M2"), and each of Michael R. Pellet, the President and Chief Executive Officer of M2, Mercedes M. Pellet, the Chief Operating Officer of M2, and Andre-Paul Pellet, Senior Vice President of M2 (collectively, the "Key Individuals" and individually, a "Key Individual"). Each of HealthStar, Salesmation, M2 and each of the Key Individuals is deemed a "party" to this Agreement and hereinafter may collectively be referred to as the "parties."

                                    RECITALS

         A. M2 is a wholly owned subsidiary of Salesmation, which is the holder and owner of all of the Sixty Six Thousand Two Hundred (66,200) issued and outstanding shares of capital stock, par value $1.00 per share, of M2 (the "M2 Shares");

         B. As set forth in a letter of intent, dated January 24, 2001, by and among HealthStar, Salesmation and M2 (the "Letter of Intent"), attached hereto as Exhibit A, Salesmation wishes to exchange such M2 Shares for shares of common stock of HealthStar, par value $.00l per share (the "HealthStar Shares"), and HealthStar wishes to issue the HealthStar Shares in exchange for the M2 Shares, upon the terms and subject to the conditions set forth in this Agreement; and

         C. The parties intend that the share exchange transaction contemplated by this Agreement (the "Transaction") qualifies as a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements as set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I
                               EXCHANGE OF SHARES

         SECTION 1.1 EXCHANGE OF M2 SHARES. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as hereinafter defined), Salesmation shall sell, assign, transfer and deliver to HealthStar, and HealthStar shall purchase from Salesmation, the M2 Shares, free and clear of all options, pledges, security interests, liens, claims, preemptive rights, imperfections of title, conditions or restrictions of any nature, or other encumbrances, or restrictions on voting or transfer ("Encumbrances"), other than restrictions imposed by Federal or state securities laws.

         SECTION 1.2 ISSUANCE AND EXCHANGE OF HEALTHSTAR SHARES. On the Closing Date (as hereinafter defined) and subject to the terms and conditions set forth in this Agreement, in consideration of the sale, assignment, transfer and delivery of the M2 Shares, HealthStar shall deliver to Salesmation an aggregate of four million (4,000,000) HealthStar Shares (collectively, the "HealthStar Acquisition Shares"). In order that the Transaction qualifies as a reorganization under Section 368(a)(1)(B) of the Code, the consideration paid by HealthStar shall consist solely of the HealthStar Acquisition Shares (which are voting common stock) and no other consideration shall be paid by HealthStar.

         SECTION 1.3 CLOSING. The Transaction contemplated by this Agreement shall take place at a closing (the "Closing") to be held on or before April 15, 2001 at the offices of Ruben & Aronson, LLP, 3299 K Street, N.W., Suite 403, Washington, D.C. 20007 at 12:00 Noon, Washington, D.C. time or at such other place, time or date on which the parties may mutually agree in writing following satisfaction of Articles VI, VII and VIII, below (the date on which the Closing takes place being the "Closing Date"), and effective as of 12:01 a.m. on the Closing Date.

         (a) CLOSING DELIVERIES BY SALESMATION, M2 AND THE KEY INDIVIDUALS. At the Closing, Salesmation shall deliver or cause to be delivered to HealthStar
(i) stock certificates evidencing the M2 Shares (or delivery of affidavits accounting for any lost certificates), duly endorsed in blank with Medallion Guarantee or accompanied by stock powers duly executed in blank, and (ii) all other previously undelivered documents required to be delivered by Salesmation, M2 and the Key Individuals to HealthStar at or prior to the Closing Date in connection with the Transaction contemplated hereby including those documents required to be delivered by Article VIII hereof.

         (b) CLOSING DELIVERIES BY HEALTHSTAR. At the Closing, HealthStar shall deliver to Salesmation, stock certificates evidencing the HealthStar Acquisition Shares, and (ii) all other previously undelivered documents required to be delivered by HealthStar to Salesmation, M2 and the Key Individuals at or prior to the Closing Date in connection with the Transaction contemplated hereby including those documents required to be delivered by
Article VIII hereof.

         (c) DIRECTORS OF HEALTHSTAR ON AND AFTER THE CLOSING DATE. On the Closing Date, David J. Lewis shall resign as a director of HealthStar. Edward
M. Chism, who shall remain Chairman of HealthStar's board of directors, Dr. Michael D. Flax, Dr. Luis A. Queral and Isidor Buholzer, Jr., currently serving as directors of HealthStar immediately prior to the Closing Date, shall continue to serve on HealthStar's board of directors. In addition, HealthStar's board of directors shall be expanded to include Michael R. Pellet and Andre-Paul Pellet. Each director shall hold office, subject to the applicable provisions of HealthStar's certificate of incorporation and bylaws, until the next annual stockholder's meeting of HealthStar and until their respective successors shall be duly elected or appointed and qualified.

         (d) OFFICERS OF HEALTHSTAR ON AND AFTER THE CLOSING DATE. On the Closing Date, Edward M. Chism shall continue to serve as Chief Executive Officer and President of HealthStar, and Steven A. Marcus shall continue to serve as the Chief Financial Officer of HealthStar, subject to the applicable provisions of the certificate of incorporation and bylaws of HealthStar, until their respective successors shall be duly elected or appointed and qualified.

         SECTION 1.4 TRANSFER TAXES. All transfer taxes, fees and duties under applicable law incurred in connection with the sale and transfer of the M2 Shares under this Agreement will be borne and paid by Sellers (as hereinafter defined) and Sellers shall promptly reimburse HealthStar for any such tax, fee or duty paid by HealthStar. All transfer taxes, fees and duties under applicable law incurred in connection with the sale and transfer of the HealthStar Acquisition Shares under this Agreement will be borne and paid by HealthStar and HealthStar shall promptly reimburse Sellers for any tax, fee or duty paid by Sellers. Notwithstanding anything in this Section 1.4 to the contrary, however, HealthStar shall not pay, or reimburse Sellers for, any transfer taxes, fees and duties imposed upon Sellers under applicable law.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

         Salesmation, M2 and each of the Key Individuals hereby jointly and severally (collectively, the "Sellers"), represent and warrant to HealthStar as of the date hereof and as of the Closing Date, as set forth below.

         SECTION 2.1 ORGANIZATION. Each of Salesmation, M2 and Salesmation's subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the respective jurisdiction of its incorporation and each of Salesmation, M2 and Salesmation's subsidiaries has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. As set forth on Schedule 2.1(a), M2 has no subsidiaries nor does it hold any equity interests in any other person or entity including any other corporation, partnership, limited liability company, business trust or joint venture. As set forth on Schedules 2.1(b) and 2.1(c), respectively, each of Salesmation and M2 is duly qualified or licensed to do business as a foreign corporation or other entity and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary. Each of Salesmation and M2 has made available to HealthStar complete and correct copies of the articles or certificate of incorporation and bylaws, as currently in effect.

         SECTION 2.2 CAPITALIZATION. Schedule 2.2(a) sets forth all of the authorized, issued and outstanding capital stock of M2 on a fully diluted basis. All of the issued and outstanding shares of capital stock of M2 including the M2 Shares, are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in Schedule 2.2(b), there are no existing Encumbrances including, but not limited to, (a) options, warrants, calls, subscriptions or other rights, convertible securities, agreements or commitments of any character obligating M2 to issue, transfer or sell any shares of capital stock or other equity interest in M2 or securities convertible into or exchangeable for such shares or equity interests; (b) contractual obligations of M2 to repurchase, redeem or otherwise acquire any capital stock of M2 or (c) voting trusts or similar agreements to which M2 is a party with respect to the voting of the capital stock of M2.

         SECTION 2.3 OWNERSHIP OF STOCK. Except as set forth in Schedule 2.3, the M2 Shares are owned by Salesmation free and clear of all Encumbrances, other than restrictions imposed by Federal and state securities laws. Upon the consummation of the Transaction contemplated hereby, HealthStar will acquire title to the M2 Shares free and clear of all Encumbrances, other than restrictions imposed by Federal and state securities laws.

         SECTION 2.4 AUTHORIZATION; VALIDITY OF AGREEMENT. Each of Salesmation and M2 has the power and authority and each of the Key Individuals, in their individual capacity, have full power and authority, without the need for spousal, trustee or guardian consent, to enter into execute, deliver and perform this Agreement and to consummate the Transaction contemplated hereby. This Agreement has been duly executed and delivered by each of the Sellers and, assuming due and valid authorization, execution and delivery hereof by HealthStar, this Agreement constitutes a valid and binding obligation of each of the Sellers, enforceable against each of the Sellers in accordance with its terms, except that (a) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting enforcement of creditors' rights generally; and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         SECTION 2.5 CONSENTS AND APPROVALS; NO VIOLATIONS. Except as set forth in Schedule 2.5, neither the execution, delivery, nor performance of this Agreement by each of Salesmation and M2 nor the consummation of the Transaction contemplated hereby will (a) violate any provision of the certificate or articles of incorporation or bylaws of either of Salesmation or M2; (b) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any obligation, right of termination, cancellation, payment or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of each of Salesmation or M2, or give rise to any obligation, right of termination, cancellation, acceleration or increase of any obligation or a loss of material benefit under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which each of Salesmation or M2 is a party or by which each of Salesmation or M2 or any of its properties or assets may be bound (each, an "M2 Contract" or a "Salesmation Contract" as the context may require); (c) violate any order, writ, judgment, injunction, decree, law, statute, rule or regulation applicable to each of Salesmation, M2 or any of Salesmation's or M2's properties or assets, or (d) except for those filings required pursuant to applicable state and federal securities laws, require on the part of each of Salesmation and M2 any filing or registration with, notification to, or authorization, consent or approval of, any court, legislative, executive or regulatory authority or agency ("Government Entity").

         SECTION 2.6 M2 FINANCIAL STATEMENTS. As set forth on Schedule 2.6(a), Sellers have, prior to the date of this Agreement, made available to HealthStar true and complete copies of M2's unaudited year-end balance sheets for each of the fiscal years ended August 31, 2000 and August 31, 1999 and an unaudited balance sheet as of December 31, 2000 with successive months as such become available and the related statements of operations of M2 for such fiscal years or interim period, as the case may be, ended on such date (the "M2 Financial Statements"). As set forth on Schedule 2.6(b), within fifteen days of executing this Agreement, Sellers shall provide audited M2 Financial Statements to HealthStar. The M2 Financial Statements were prepared in accordance with generally accepted accounting principles ("GAAP") (except that there are no notes attached thereto and the interim statements do not have year-end adjustments) and present fairly the financial position of M2 as of the dates thereof and the results of its operations for the periods then ended.

         SECTION 2.7 NO UNDISCLOSED LIABILITIES. Except as set forth on
Schedule 2.7 and except (a) for liabilities and obligations incurred in the Ordinary Course of Business (as hereinafter defined) after August 31, 2000, (b) for liabilities and obligations disclosed in or covered by the M2 Financial Statements, and (c) for liabilities and obligations incurred in connection with the Transaction contemplated hereby or otherwise as contemplated by this Agreement, since August 31, 2000, M2 has not incurred any liabilities or obligations that would be required to be reflected or reserved against in a balance sheet of M2, prepared in accordance with GAAP. Action taken by or on behalf of M2 shall not be deemed to have been taken in the "Ordinary Course of Business" unless such action is: (a) recurring in nature, consistent with M2's past practices with regard to M2's normal day-to-day operations; (b) taken in good faith in accordance with sound and prudent business practices; and (c) not required to be authorized by M2's sole stockholder, Salesmation, M2's board of directors or any committee of M2's board of directors, and does not require any other separate or special authorization of any nature.

         SECTION 2.8 ABSENCE OF CERTAIN CHANGES. Except as set forth in
Schedule 2.8, since August 31, 2000, M2 has not (a) suffered any change or changes constituting in the aggregate, a Material Adverse Effect (as hereinafter defined) and to each of Sellers' Knowledge (as defined in Section 10.1), no event has occurred that is reasonably likely to have a Material Adverse Effect; (b) suffered any loss, damage or destruction to, or any interruption in the use of any of M2's assets (whether or not covered by insurance) that would constitute a Material Adverse Effect; (c) amended its articles of incorporation or bylaws; (d) split, combined or reclassified the capital stock of M2; (e) declared or set aside or paid any dividend or other distribution with respect to the capital stock of M2, (f) changed its accounting principles, practices or methods, except as required by GAAP or applicable law; (g) made any capital expenditure in excess of Twenty Thousand Dollars ($20,000); (h) written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness; (i) pledged or hypothecated any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance; (j) entered into any transaction outside the Ordinary Course of Business; (k) incurred, assumed or otherwise become subject to any liability or obligation, other than in the Ordinary Course of Business; (l) waived or released any material right; (m) approved any material increase, direct or indirect, or other material change in the compensation paid or payable to any officer, director, employee, independent contractor or agent of M2, or established or created any employment, deferred compensation or severance agreement or employee benefit plan or amended any of the foregoing;
(n) suffered any material loss of personnel, authorized any change in the terms and conditions of the employment of senior members of management of M2 or incurred any labor trouble; (o) made any arrangements relating to any royalty, dividend or similar payment entered into by M2 based on the sales volume of M2 (other than sales commission arrangements), other than in the Ordinary Course of Business; (p) entered into any material agreement with respect to the endorsement of products or services, other than in the Ordinary Course of Business; (q) revalued any of its material assets; (r) amended or terminated any Material Agreement (as defined in Section 2.18); or (s) agreed, committed, offered, or attempted to take any of the actions referred to in clauses (a) through (r).

         As used in this Agreement, "Material Adverse Effect" means any material adverse change in, or material adverse effect on, the business, financial condition, prospects or operations of a Person (as hereinafter defined), taken as a whole; provided, however, that any adverse effect on a Person resulting from the execution of this Agreement, the announcement of this Agreement and the Transaction contemplated hereby shall be excluded from the determination of Material Adverse Effect. "Person" means a natural person or any partnership, limited liability company, trust, estate, association, corporation, custodian, nominee or any other individual or entity in its own or any representative, capacity or any other entity.

         SECTION 2.9 EMPLOYEE BENEFIT PLANS; ERISA. (a) Except as set forth on
Schedule 2.9, there are no Employee Plans (defined below) that are currently maintained or contributed to by M2, that have previously been maintained or contributed to by M2, or with respect to which M2 has incurred or could incur any liability. For purposes of this Section 2.9, the term Employee Plan shall include (a) all "Employee Benefit Plans" as defined by Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (b) all specified fringe benefit plans as defined in Section 6039D of the Code, and (c) all other bonus, incentive compensation, deferred compensation, profit sharing, stock option, stock appreciation right, stock bonus, stock purchase, employee stock ownership, savings, life insurance, group insurance, or fringe benefit plan, and any other employee compensation or benefit plan, agreement, policy, practice, commitment, contract, or understanding (whether qualified or nonqualified, currently effective or terminated, written or unwritten, funded or unfunded), and any trust, escrow or other agreement related thereto.

         (b) Except as disclosed on Schedule 2.9, M2 has complied with the continuation coverage provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") with respect to all current employees and former employees and other "Qualified Beneficiaries" (as defined in Code Section 4980B(g)(1) and ERISA Section 607(3)). All Employee Plans that are "Group Health Plans," as defined in Section 5000(b) of the Code, have been operated in conformance with the Medicare as Secondary Payer provisions of the Social Security Act, and no Person is subject to liability under Section 5000(a) of the Code with respect to any such Employee Plan.

         (c) Except as set forth in Schedule 2.9, M2 has maintained workers' compensation coverage as required by applicable state law through purchase of insurance and not by self-insurance or otherwise.

         (d) Except as required by law, the consummation of the Transaction contemplated by this Agreement will not accelerate the time of vesting or the time of payment, or increase the amount, of compensation due to any employee, officer, former employee or former officer of M2.

         (e) Except for the continuation coverage requirements of COBRA, the requirements of other applicable law, or benefits, the full cost of which is borne by the current or former employee (or his or her beneficiary), M2 has no obligations or potential liability for medical expenses incurred by employees following termination of employment or retirement under any of the Employee Plans.

         (f) None of the transactions contemplated by this Agreement will result in an amendment, modification or termination of any of the Employee Plans. No written or oral representations have been made to any employee or former employee of M2 promising or guaranteeing any employer payment or funding for the continuation of medical, dental, life or disability coverage for any period of time beyond the Closing (except to the extent of coverage required under COBRA). No written or oral representations have been made to any employee or former employee of M2 concerning the employee benefits of HealthStar.

         SECTION 2.10 MAJOR CUSTOMERS. Schedule 2.10 accurately identifies each such customer or other Person that accounted for more than Twenty Thousand Dollars ($20,000) of the gross revenues of M2 during the M2's fiscal year ending August 31, 2000 or during the four month period ending December 31, 2000. Except as set forth in Schedule 2.10, Sellers have not received any written notice or other communication and Sellers do not have Knowledge indicating that any customer of M2 or other Person described in Schedule 2.10 is reasonably likely to cease dealing with M2, to change the applicable payment methodology such that M2 revenues received from such customer are reduced, or is reasonably likely to otherwise reduce the volume of business transacted by such customer or other Persons or entity with M2 below the levels set forth in
Schedule 2.10.

         SECTION 2.11 [RESERVED]

         SECTION 2.12 LITIGATION. (a) Except as set forth in Schedule 2.12, there is no action, suit, proceeding or investigation pending or, to the Knowledge of Sellers, threatened, involving M2, by or before any Government Entity or by any third party. There is no action, suit, proceeding or investigation, which Sellers currently intend to initiate.

         (b) Except as set forth in Schedule 2.12, M2 is not subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the Knowledge of Sellers, continuing investigation by, any Government Entity, or any judgment, order, writ, injunction, decree, or award of any Government Entity, court, or arbitrator, including, without limitation, cease-and-desist or other orders.

         SECTION 2.13 NO DEFAULT; COMPLIANCE WITH APPLICABLE LAWS.

         (a) Except as set forth in Schedule 2.13, M2 is not, nor have Sellers received written notice or any similar communication alleging that M2 may be, in default or violation of any term, condition or provision of (i) its certificate of incorporation or bylaws; (ii) any of the Material Agreements (as defined in Section 2.18); (iii) any note, bond, mortgage, indenture, pledge, security agreement, credit agreement, guarantee, suretyship arrangement or other instrument in respect of indebtedness for borrowed money to which M2 is a party or M2 or any of its assets is bound; or (iv) any statute, law, ordinance, rule, regulation, judgment, decree, order, arbitration award or material licenses, permits, consents, approvals and authorizations of a Government Entity (collectively "Permits") applicable to M2 including, without limitation, laws, rules and regulations relating to the environment, insurance, occupational health and safety, employee benefits, wages, workplace safety, equal employment opportunity, and race, religious or sex discrimination.

         (b) Except as set forth in Schedule 2.13, M2 has all Permits necessary to conduct its business in the manner and in the areas in which it is presently being conducted, and all such Permits are valid and in full force and effect.

         SECTION 2.14 TAXES.

         (a) Except as set forth in Schedule 2.14, M2 has (i) timely filed all Tax Returns (as hereinafter defined) required to be filed by it, and all such Tax Returns were true, correct and complete in all material respects when filed and (ii) paid or accrued (in accordance with GAAP) all Taxes (as hereinafter defined) whether or not shown to be due on such Tax Returns other than such Taxes that are being contested in good faith by M2;

         (b) Except as set forth on Schedule 2.14, Sellers have not received written notice of any ongoing federal, state, local or foreign audits or examinations of any Tax Return of M2;

         (c) There are no outstanding written requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any material Taxes or deficiencies against M2;

         (d) There are no material statutory liens for Taxes upon the assets of M2 which are not provided for in the Financial Statements, except liens for Taxes not yet due and payable and liens for Taxes that are being contested in good faith and which are set forth on Schedule 2.14;

         (e) The provisions for Taxes on the Financial Statements are sufficient in all material respects for the payment of all accrued and unpaid federal, state, county and local Taxes of any nature, and any applicable Taxes owing to any foreign jurisdiction, whether or not assessed or disputed, as of such date;

         (f) Schedule 2.14 sets forth accrued and unpaid Federal and State withholding taxes (including interest and penalties with respect thereto). Except as set forth in Schedule 2.14, all Taxes and other assessments and levies which M2 was required to withhold or collect have been withheld and collected and have been paid over to the proper governmental authorities when due (without regard to any extensions); and

         (g) M2 is not a party to any agreement, contract or obligation which requires a distribution, dividend or similar payment of money to any shareholder of M2.

         "Taxes" shall mean any and all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, real or personal property, sales, withholding, social security, occupation, use, service, service use, value added, license, net worth, payroll, franchise, transfer and recording taxes, fees and charges, imposed by the United States Internal Revenue Service or any taxing authority (whether domestic or foreign, including, without limitation, any state, local or foreign government or any subdivision or taxing agency thereof (including a United States possession), whether computed on separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such Taxes, charges, fees, levies or other assessments.

         "Tax Return" shall mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes.

         SECTION 2.15 REAL PROPERTY LEASES. Schedule 2.15 sets forth all real property leases to which M2 is a party together with a summary of lease terms, size, rental amounts, expiration dates, escalation provisions and landlord contacts. M2 does not own any real property. Except as set forth in Schedule 2.15, M2 has good, valid and (if applicable) marketable title to or valid leasehold interests in all real property leases, free and clear of any claims of default or breaches which over the passage of time could result in claim of default or payment of amounts other than as disclosed, other than liens for taxes not yet delinquent, liens imposed by law for obligations not past due to carriers, warehousemen, laborers, materialmen and the like, liens in respect of pledges or deposits under workers' compensation laws or similar legislation, purchase money security interests given in connection with the acquisition of assets and minor liens and encumbrances that do not materially detract from the value of the assets subject thereto or materially impair the operations of M2. All of the premises subject to the lease are in good condition and repair (ordinary wear and tear excepted) and are fully effective and afford M2 peaceful and undisturbed possession of the property subject to the lease. The property and assets of M2 are sufficient for the conduct of its business as presently conducted. To the Knowledge of Sellers on due inquiry, M2 is not in violation of any zoning, building or safety ordinance, regulation or requirement or other law or regulation applicable to the operation of its owned or leased properties, nor has M2 received any notice of any such violation. There are no defaults by M2 or, to the Knowledge of Sellers, by any other party, including the "Landlord" as defined under each such lease, under any lease of real property which might curtail in any material respect the present use by M2 of its respective properties.

         SECTION 2.16 PROPERTIES. Schedule 2.16 sets forth (a) all of M2's equipment leases and the most recent rent (on an annualized basis) with respect to each of such leases, (b) the vehicles owned or leased by M2 and the designation of the primary driver with respect to such vehicles, and (c) a listing of M2's bank accounts (including account numbers). Except as set forth in Schedule 2.16, M2 has good, valid and (if applicable) marketable title to or valid leasehold interests in all assets material to its business and to those assets reflected on the Financial Statements (except for assets disposed of, cash used and accounts receivable collected or written down in ordinary course since August 31, 2000), free and clear of Encumbrances, other than liens for taxes not yet delinquent, liens imposed by law for obligations not past due to carriers, warehousemen, laborers, materialmen and the like, liens in respect of pledges or deposits under workers' compensation laws or similar legislation, purchase money security interests given in connection with the acquisition of assets and minor liens and encumbrances that do not materially detract from the value of the assets subject thereto or materially impair the operations of M2. All equipment included in such assets which is necessary to the business of M2 is in good condition and repair (ordinary wear and tear excepted) and all leases of real or personal property to which M2 is a party are fully effective and afford M2 peaceful and undisturbed possession of the property subject to the lease. The property and assets of M2 are sufficient for the conduct of its business as presently conducted. To the Knowledge of Sellers, M2 is not in violation of any zoning, building or safety ordinance, regulation or requirement or other law or regulation applicable to the operation of its owned or leased properties, nor has M2 received any notice of any such violation. There are no defaults by M2 or, to the Knowledge of Sellers, by any other party under any lease of real or personal property which might curtail in any material respect the present use by M2 of its respective properties.

         SECTION 2.17 INTELLECTUAL PROPERTY. Schedule 2.17(a) sets forth all M2 Intellectual Property (as defined below). Except as set forth in Schedule 2.17(b), there are no pending or threatened claims against M2 of which Sellers have been given written notice, by any Person relating to M2's use or ownership of any trademarks, trademark registrations, trade names, trade secrets, service marks, service names, logos, assumed names, copyrights and copyright registrations, patents and all applications therefor, or other intellectual property ("Intellectual Property"). M2 has such rights, by license, lease or other agreement, with respect to the Intellectual Property used in M2's business as currently conducted (collectively, the "M2 Intellectual Property") as are necessary to permit M2 to conduct its business as currently conducted, except where the failure to have such rights, individually or in the aggregate, would not have a Material Adverse Effect. Except as set forth in Schedule 2.17(b), M2 has not received any notice or other communication (in writing or otherwise) of, and no inquiry by Sellers has revealed, any actual, alleged, possible or potential infringement of any M2 Intellectual Property by any other Person.

         SECTION 2.18 CONTRACTS.

         Schedule 2.18 sets forth all the written Material Agreements (defined below) relating to M2. Sellers have delivered or made available to HealthStar copies of all written Material Agreements. Each Material Agreement is in full force and effect and is valid and enforceable by M2 in accordance with its terms. To the Knowledge of Sellers, no other Person is in default in the observance or the performance of any term or obligation to be performed by it under any Material Agreement. As used in this Agreement, "Material Agreement(s)" shall mean each agreement, arrangement, instrument, bond, commitment, franchise, indemnity, indenture, lease, license or understanding to which M2 is a party or to which M2 or any of its respective properties is subject that (i) obligates M2 to pay an amount in excess of Twenty Five Thousand Dollars ($25,000) in any twelve (12) month period beginning after August 31, 2000; (ii) provides for the extension of credit to an unaffiliated third party in an amount greater than Twenty Five Thousand Dollars ($25,000); (iii) provides for a guaranty by M2 of obligations of others in excess of Twenty Five Thousand Dollars ($25,000); (iv) constitutes an employment agreement, consulting agreement or personal service contract not terminable on less than sixty (60) days' notice without penalty;
(v) expressly limits, in any material respect, the ability of M2 to engage in any business, compete with any Person or expand the nature or geographic scope of its business; (vi) pursuant to which M2 is entitled to receive an amount in excess of Twenty Five Thousand Dollars ($25,000) in any twelve month period beginning after August 31, 2000; or (vii) pursuant to which M2 leases real property.

         SECTION 2.19 LABOR MATTERS. M2 is neither a party to, nor bound by, any collective bargaining agreement, contract or other agreement or understanding with any labor union or labor or organization and there is no unfair labor practice or labor arbitration proceeding pending or, to the Knowledge of Sellers, threatened against Sellers relating to M2. M2 is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it or amounts required to be reimbursed to such employees. Except as set forth in Schedule 2.19, upon termination of employment of any of said employees, no severance or other payments will become due. Except as set forth in Schedule 2.19, M2 does not have any policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment or services. M2 is and heretofore has been in compliance with all applicable laws and regulations respecting labor, employment, fair employment practices, terms and conditions of employment, and wages and hours. There are no charges of employment discrimination or unfair labor practices. There are no grievances, complaints or charges that have been filed under any dispute resolution procedure (including, but not limited to, any proceedings under any dispute resolution procedure under any collective bargaining agreement).

         SECTION 2.20 ENVIRONMENTAL MATTERS. M2 is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. No Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by M2 or, to the Knowledge of Sellers, by any other Person on any property leased or used by M2. For the purposes of the preceding sentence, "Hazardous Materials" shall mean (a) materials which are listed or otherwise defined as "Hazardous" or "Toxic" under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials, or (b) any petroleum products or nuclear materials. To the Knowledge of Sellers, no site operated or leased by M2 contains any asbestos or asbestos-containing material, any polychlorinated biphenyls ("PCBs") or equipment containing PCBs, or any urea formaldehyde foam insulation.

         SECTION 2.21 SUBSIDIARIES. M2 does not own or control any equity security or other interest of any other corporation, limited partnership or other business entity. M2 is not a participant in any joint venture, partnership or similar agreement.

         SECTION 2.22 BROKER OR FINDERS. Sellers represent that no agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other commission or similar fee from Sellers in connection with the Transaction contemplated by this Agreement.

         SECTION 2.23 PERFORMANCE OF SERVICES.

         (a) To the Knowledge of Sellers, except as set forth in Schedule 2.23, M2 will not incur or otherwise become subject to any Liability (as defined below) arising directly or indirectly from any services performed by, or on behalf of, M2 on or at any time prior to the Closing Date other than a Liability arising in the Ordinary Course of Business. "Liability" shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

         (b) No customer or other Person has asserted or, to the Knowledge of Sellers, threatened to assert, any material claim against M2 (i) under or based upon any warranty provided by or on behalf of M2, or (ii) under or based upon any other warranty relating to any services provided by or on behalf of M2. To the Knowledge of Sellers, no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for the assertion of any such claim, against M2.

         SECTION 2.24 INSURANCE.

         (a) Schedule 2.24 sets forth, with respect to each insurance policy maintained by or at the expense of, or for the direct or indirect benefit of, M2:

                  (i) the name of the insurance carrier that issued such policy and the policy number of such policy;

                  (ii) whether such policy is a "Claims Made" or an "Occurrences" policy; and

                  (iii) the per incident and aggregate policy coverage limit.

         Schedule 2.24 also identifies (A) each pending application for insurance that has been submitted by or on behalf of M2, and (B) each self-insurance or risk-sharing arrangement affecting M2 or any of its assets. Sellers have delivered to HealthStar accurate and complete copies of all of the insurance policies identified in Schedule 2.24 (including all renewals thereof and endorsements thereto) and all of the pending applications identified in
Schedule 2.24.

         (b) Each of the policies identified in Schedule 2.24 is valid, enforceable and in full force and effect, and has been issued by an insurance carrier that is solvent, financially sound and reputable. All of the information contained in the applications submitted in connection with said policies was (at the times said applications were submitted) accurate and complete, and all premiums and other amounts owing with respect to said policies have been paid in full on a timely basis. The nature, scope and dollar amounts of the insurance coverage provided by said policies are sufficient to adequately insure M2's business, assets, operations, key employees, services and potential liabilities.

         (c) There is no pending claim under or based upon any of the policies identified in Schedule 2.24, and to the Knowledge of Sellers, no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any such claim.

         (d)      Sellers' have not received:

                  (i) any notice or other communication (in writing or otherwise) regarding the actual or possible cancellation or invalidation of any of the policies identified in Schedule 2.24 or regarding any actual or possible adjustment in the amount of the premiums payable with respect to any of said policies;

                  (ii) any notice or other communication (in writing or otherwise) regarding any actual or possible refusal of coverage under, or any actual or possible rejection of any claim under, any of the policies identified in Schedule 2.24; or

                  (iii) any indication that the issuer of any of the policies identified in Schedule 2.24 may be unwilling or unable to perform any of its obligations thereunder.

         SECTION 2.25 RELATED PARTY TRANSACTIONS.

         (a) Except as set forth in Schedule 2.25, no Related Party (as defined below) has (i) entered into, or has had any direct or indirect financial interest in, any M2 Contract, any Salesmation Contract, transaction or business dealing of any nature involving M2, (ii) had any direct or indirect interest of any nature in any amount and in or otherwise relating to M2, or (iii) been indebted to M2.

         (b) Except as set forth in Schedule 2.25, no Related Party (or any employee of, consultant to or other Representative (as defined below) of a Related Party) provides, or has provided, any materials, services or support to M2, whether or not for compensation.

         (c) Except as set forth in Schedule 2.25, no Related Party presently acquires, or has acquired, any materials, services or support from M2, whether or not for compensation.

         (d) Except as set forth in Schedule 2.25, no Related Party has any claim or right against M2. No event has occurred, and to the Knowledge of Sellers, no condition or circumstance exists, that would (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any claim or right in favor of any Related Party against M2.

         (e) A "Related Party" means any person who is or has been a stockholder, director or officer of M2 or Salesmation, any member of the family of any such individual, or any entity that is an affiliate of any one of the foregoing.

         (f) "Representatives" of a specified party shall mean officers, directors, employees, attorneys, accountants, advisors and other representatives of such party.

         SECTION 2.26 FULL DISCLOSURE.

         (a) Neither this Agreement nor any schedule, exhibit or certificate delivered pursuant hereto contains or will contain any untrue statement of a material fact, nor omits or will omit to state any fact necessary to make any of the representations, warranties or other statements or information contained herein and therein not materially misleading. To the extent such representations permit omission of items within the Knowledge of Sellers which would otherwise be required to be discussed because they are not material or do not or would not have a Material Adverse Effect, such omissions in the aggregate will not and do not have a Material Adverse Effect on M2 or HealthStar.

         (b) There is no fact within the Knowledge of Sellers that (i) is reasonably likely to have a Material Adverse Effect on M2 or on the ability of M2 to comply with or perform any covenant or obligation under this Agreement, or
(ii) is reasonably likely to have the effect of preventing, delaying, making illegal or otherwise interfering with any of the transactions contemplated hereby.

         (c) All of the information set forth in the schedules, and all other information regarding M2 and its business, condition, assets, liabilities, operations, financial performance and net income that has been furnished to HealthStar or any of its Representatives by or on behalf of Sellers or his or its Representatives, including copies of M2 Contracts, Salesmation Contracts, Material Agreements and other documents, is accurate and complete in all material respects.

         (d) Sellers have provided HealthStar and HealthStar's Representatives with full and complete access to all of Seller's records and other documents and data.

         SECTION 2.27 INVESTMENT REPRESENTATIONS OF SALESMATION.

         (a)      QUALIFICATIONS.

                  (i) Salesmation (x) has prior investment experience, including investment in non-listed and non-registered securities,
         (y) has the capacity to evaluate the merits and risks of the acquisition of the HealthStar Acquisition Shares, and (z) understands the nature of an investment in the HealthStar Acquisition Shares and is able to bear the economic risks of such an investment;

                  (ii) Salesmation is experienced in evaluating the merits and risks of investing in the businesses and industries in which HealthStar operates; and

                  (iii) Salesmation is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act of 1933 (the "Securities Act") and has completed the Accredited Investor Questionnaire attached hereto as Exhibit B to the satisfaction of HealthStar.

         (b) INVESTMENT INTENT. Salesmation will acquire the HealthStar Acquisition Shares pursuant to this Agreement for investment for its own account, and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act) thereof.

         (c) HEALTHSTAR INFORMATION. Salesmation acknowledges that it (i) has received and reviewed copies of the HealthStar Filings with the Securities and Exchange Commission (the "SEC"); (ii) has been furnished such information with respect to HealthStar's operations, business and prospects as it believes necessary and appropriate to evaluate the merits of an investment in the HealthStar Acquisition Shares; and (iii) has been given the opportunity to ask questions of and receive answers from HealthStar and its representatives concerning such information.

         (d) RESALE RESTRICTIONS. Salesmation understands and acknowledges that the HealthStar Acquisition Shares will not be registered under the Securities Act and applicable state "Blue Sky" laws at or after the time of issuance, and must be held indefinitely unless or until (i) they are subsequently registered under the Securities Act and applicable state "Blue Sky" laws or (ii) an exemption from such registration is available for any subsequent sale or distribution.

         (e) EXEMPT SALE. Salesmation understands and acknowledges that the offer and sale of the HealthStar Acquisition Shares by HealthStar under this Agreement has not been registered (i) under the Securities Act and is intended to be exempt from the registration and prospectus delivery requirements of the Securities Act by virtue of Section 4(2) of the Securities Act and/or Regulation D thereunder, or (ii) under applicable state securities laws and regulations in reliance upon exemptions contained in such laws and regulations, and (iii) that the reliance of HealthStar on such exemption is predicated in part on Salesmation's representations set forth in this Section 2.27. Salesmation has not offered the HealthStar Acquisition Shares to any Person or taken any other action that of itself would cause the aforesaid non-public offering exemption not to be available to HealthStar with respect to the issuance of the HealthStar Acquisition Shares.

         (f) LEGENDS ON CERTIFICATES. Salesmation understands and acknowledges that any certificate or other instrument evidencing any of the HealthStar Acquisition Shares shall be stamped or otherwise imprinted with the legends (the "Legends") substantially in the form set forth below:

                  (i)      The following legend under the Securities Act:

                  "THE SECURITIES REPRESENTED BY THIS CERTFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR UNDER THE SECURITIES

                  LAW OF ANY STATE. SUCH SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE HYPOTHECATED OR DISTRIBUTED EXCEPT
                  (A)(i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OR (ii) PURSUANT TO A VALID EXEMPTION FROM SUCH REGISTRATION UNDER THE SECURITIES ACT AND UNDER THE SECURITIES LAW OF ANY STATE, AND (B) UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL FOR THE HOLDER, WHICH OPINION SHALL BE SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY THAT SUCH SALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND SUCH STATE SECURITIES LAW."

                  (ii) Any legend imposed or required by HealthStar's certificate of incorporation or bylaws or applicable state securities laws.

                  Salesmation understands and acknowledges that HealthStar will make, or cause to be made, a notation in its stock transfer registry with respect to the restrictions on offer and sale of the HealthStar Acquisition Shares.

         (g) OTHER. Salesmation acknowledges and represents that the M2 Shares being transferred to HealthStar as a result of the Transaction are being transferred by Salesmation to HealthStar pursuant to and in reliance upon an exemption from the registration requirements of Section 5 of the Securities Act, and upon exemptions contained in applicable state securities laws.

         SECTION 2.28 INVESTMENT REPRESENTATIONS OF SELLERS.

         (a) Sellers understand that the HealthStar Acquisition Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the HealthStar Acquisition Shares or an available exemption from registration under the Securities Act, the HealthStar Acquisition Shares must be held indefinitely. In particular, Sellers understand that HealthStar Acquisition Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met.

         (b) HealthStar shall not be obligated to register for resale, nor shall Sellers seek to register for resale, any HealthStar Acquisition Shares obtained in the Transaction.

         SECTION 2.29 CORPORATE NAME. M2 has not done or conducted business under, and currently is not conducting business under, any name or other corporate identity other than "M2 Limited."

         SECTION 2.30 KNOWLEDGE OF INDIVIDUALS. Schedule 2.30 sets forth those current officers, directors or employees (collectively, the "Listed Individuals") that hold positions such that the Listed Individuals, in the aggregate, have access to information relating to, and responsibility for, the conduct and operation of M2's business.

         SECTION 2.31 STOCKHOLDER DISTRIBUTIONS. M2 has not, since August 31, 2000, (a) declared, set aside or paid any dividend or other distribution, whether payable in cash, stock or other property, in respect of its capital stock or (b) directly or indirectly redeemed, purchased or otherwise acquired any shares of its capital stock or other securities.


                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF HEALTHSTAR

         HealthStar hereby represents and warrants to Sellers as follows:

         SECTION 3.1 ORGANIZATION. HealthStar is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as is now being conducted. HealthStar is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect.

         SECTION 3.2 AUTHORIZATION; VALIDITY OF AGREEMENT; NECESSARY ACTION. HealthStar has the corporate power and authority to execute and deliver this Agreement and to consummate the Transaction contemplated hereby. The execution, delivery and performance by HealthStar of this Agreement, and the consummation of the Transaction contemplated hereby, have been duly authorized by all necessary corporate proceedings, and no other corporate action on the part of HealthStar is necessary to authorize the execution and delivery by HealthStar of this Agreement and the consummation by it of the Transaction contemplated hereby. This Agreement has been duly executed and delivered by HealthStar and, assuming due and valid authorization, execution and delivery hereof by Sellers, is a valid and binding obligation of HealthStar, enforceable against it in accordance with its terms, except that (a) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         SECTION 3.3 CONSENTS AND APPROVALS; NO VIOLATIONS. Neither the execution, delivery nor performance of this Agreement by HealthStar nor the consummation by HealthStar of the Transaction contemplated hereby will (a) violate any provision of the certificate of incorporation or bylaws of HealthStar; (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of HealthStar, or give rise to any obligation, right of termination, cancellation, acceleration or increase of any obligation or a loss of material benefit under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which HealthStar is a party or by which HealthStar or any of its properties or assets may be bound; (c) violate any order, writ, judgment, injunction, decree, law, statute, rule or regulation applicable to HealthStar or any of its properties or assets, or
(d) except for those filings required pursuant to applicable state and federal securities laws, require on the part of HealthStar any filing or registration with, notification to, or authorization, consent or approval of any Government Entity.

         SECTION 3.4 BROKERS OR FINDERS. HealthStar represents that no agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other commission or similar fee from HealthStar in connection with the Transaction contemplated by this Agreement.

         SECTION 3.5 CAPITALIZATION. As of the date hereof, the total authorized capital stock of HealthStar is (a) 15,000,000 shares of HealthStar Common Stock, par value $.001 per share and (b) 1,000,000 shares of Preferred Stock, par value $.001 per share (the "Preferred Stock"). As of November 13, 2000, 4,345,872 shares of HealthStar Common Stock were issued and outstanding, and an additional 1,000,000 shares of HealthStar Common Stock were reserved for issuance with respect to options or awards that have been or may be granted under HealthStar's stock option and award plans or other employee agreements.

         SECTION 3.6 INVESTMENT INTENT. The M2 Shares to be acquired under this Agreement are being acquired by HealthStar with the intention of investment and not with a view to any public distribution thereof, and HealthStar will not sell or otherwise dispose of any such M2 Shares so acquired by it in violation of the Securities Act or any applicable securities laws of any jurisdiction.

                                   ARTICLE IV
                                    COVENANTS

         SECTION 4.1 TAX MATTERS. Sellers shall be liable for, and shall indemnify and hold HealthStar harmless against, all Taxes with respect to M2 payable for any taxable year or taxable period ending on or before the Closing Date. HealthStar and M2 shall be liable for, and shall indemnify and hold Sellers harmless against, any and all Taxes imposed on M2 relating or apportioned to any taxable year or portion thereof ending after the Closing Date. To appropriately apportion any income Taxes relating to any taxable year beginning before and ending after the Closing Date, the parties shall apportion such income Taxes to the taxable period ending on or before the Closing Date by a closing of M2's books consistent with their past practices for reporting items, except that exemptions, allowances or deductions that are calculated on a time basis shall be apportioned on a time basis. The existing management of HealthStar shall be responsible for preparing the Tax Returns of HealthStar, and Salesmation shall be responsible for preparing the Tax Returns of M2, for all periods ending on or before the Closing Date. Each party shall cooperate and consult with the other party in connection with the preparation of such Tax Returns. The obligations of the parties set forth in this Section 4.1 shall be unconditional and absolute, and shall remain in effect until thirty (30) days after the expiration of the applicable statute of limitations.

         SECTION 4.2 FURTHER ASSURANCES. Each party agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Transaction contemplated by this Agreement.

         SECTION 4.3 PROPRIETARY INFORMATION. Unless and until the Closing occurs, each party shall keep and retain in confidence and shall not use for any purpose other than to evaluate the Transaction contemplated under this Agreement any and all of the confidential and proprietary information respecting the other parties set forth or referenced in the schedules or otherwise provided to the receiving party by the disclosing party in connection with or in anticipation of the Closing, irrespective of the form in which it is delivered or when delivered (the "Proprietary Information"). The preceding requirement shall not apply to Proprietary Information that (a) a party was in the possession of, or was rightfully known by, the receiving party or its Representatives, without an obligation to maintain its confidentiality prior to receipt from the disclosing party or its Representatives, (b) is or becomes generally known to the public without violation of this Agreement, (c) is obtained by the receiving party or its Representatives in good faith from a third party having the right to disclose it without an obligation of confidentiality, or (d) is independently developed by the receiving party or its Representatives without the participation of individuals who have had access to the Proprietary Information. In the event the Agreement is terminated prior to Closing for any reason, the receiving party agrees to either return to the disclosing party all of the Proprietary Information subject to this Section 4.4 (including all copies) in its possession or under its control or to purge, shred or otherwise destroy all such Proprietary Information not returned, at the option of the disclosing party. The receiving party shall, and shall cause each of its Representatives to, keep and maintain all Proprietary Information subject to this Section 4.4 confidential in any case in which the Closing does not occur and not avail itself of or use any of such Proprietary Information for its own benefit. The receiving party shall promptly certify its compliance with the foregoing in the event of any termination of the Agreement.

         SECTION 4.4 FORM 8-K. HealthStar and the Sellers will cooperate with each other in the preparation of a Form 8-K to be filed with the SEC describing the Transaction contemplated by this Agreement and such other items as are required by the rules and regulations of the SEC.

                                    ARTICLE V
                                 INDEMNIFICATION

         SECTION 5.1 INDEMNIFICATION BY SELLERS. Subject to the limits set forth in this Article V, Sellers agree to indemnify, defend and hold HealthStar, and its respective officers, directors and agents, harmless from and in respect of any and all losses, damages, Liability, costs and expenses (including, without limitation, reasonable expenses of investigation and defense fees and disbursements of counsel and other professionals) (collectively, "Losses"), arising directly or indirectly out of or directly or indirectly due to any inaccuracy of any representation or the breach of any warranty, covenant, undertaking or other agreement of Sellers contained in this Agreement, including the Exhibits and Schedules attached hereto and incorporated by reference herein as set forth in Section 10.7 hereof.

         SECTION 5.2 INDEMNIFICATION BY HEALTHSTAR. Subject to the limits set forth in this Article V, HealthStar agrees to indemnify, defend and hold Sellers harmless from and in respect of any and all Losses that arising directly or indirectly out of or directly or indirectly due to any inaccuracy of any representation or the breach of any warranty, covenant, undertaking or other agreement of HealthStar contained in this Agreement.

         SECTION 5.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES; LIMITATIONS ON INDEMNITY. The representations and warranties of the parties contained in this Agreement or in any instrument delivered pursuant to this Agreement will survive the Closing Date and will remain in full force and effect thereafter for a period of eighteen (18) months from the Closing Date; provided, however, that the representations and warranties contained in Section 2.14 will remain in full force and effect for a period equal to the applicable statute of limitations; and provided, further, that such representations or warranties shall survive (if at all) beyond such period with respect to any inaccuracy therein or breach thereof, notice of which shall have been duly given within such time period in accordance with this Article V. Anything to the contrary contained herein notwithstanding, HealthStar shall not be entitled to recover Losses from the Sellers nor shall the Sellers be entitled to recover Losses from HealthStar unless and until the total of all claims for Losses with respect to any inaccuracy or breach of any such representations or warranties or breach of any covenants, undertakings or other agreements, whether such claims are brought under this Article V or otherwise, exceeds Fifty Thousand Dollars ($50,000) in the aggregate. If the total amount of such Losses exceeds Fifty Thousand Dollars ($50,000), then the party entitled to recover hereunder shall be entitled to recover the full amount of such losses and not merely the portion of such damages exceeding Fifty Thousand Dollars ($50,000).

         SECTION 5.4 NOTICE AND OPPORTUNITY TO DEFEND. If an event occurs which a party asserts is an indemnifiable event pursuant to Section 5.1 or 5.2, the party seeking indemnification (the "Indemnitee") shall promptly notify the other party obligated to provide indemnification (the "Indemnifying Party"). If such event involves (a) any claim or (b) the commencement of any action or proceeding by a third Person, the Indemnitee will give such Indemnifying Party prompt written notice of such claim or the commencement of such action or proceeding; provided, however, that the Indemnitee's failure to provide prompt notice as provided herein will relieve the Indemnifying Party of its obligations hereunder only to the extent that such failure prejudices the Indemnifying Party hereunder. If any such action is brought against any Indemnitee and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, to the extent that it wishes, to assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee. After notice from the Indemnifying Party to the Indemnitee of such election to so assume the defense thereof, the Indemnifying Party shall not be liable to the Indemnitee for any legal expenses of other counsel or any other expenses subsequently incurred by the Indemnitee in connection with the defense thereof, and the Indemnitee agrees to cooperate fully with the Indemnifying Party and its counsel in the defense against any such asserted liability. The Indemnitee shall have the right to participate at its own expense in the defense of such asserted liability. In no event shall an Indemnifying Party be liable for any settlement effected by the Indemnitee without the consent of the Indemnifying Party, which will not be unreasonably withheld. In no event shall an Indemnifying Party effect any settlement without the consent of the Indemnitee, which will not be unreasonably withheld.

         SECTION 5.5 MITIGATION OF LOSS. Each Indemnitee is obligated to use reasonable efforts to mitigate to the fullest extent practicable the amount of any Loss for which it is entitled to seek indemnification hereunder.

         SECTION 5.6 SUBROGATION. Upon making any payment of Losses of the Indemnitee, the Indemnifying Party will, to the extent of such payment, be subrogated to all rights of the Indemnitee against any third party in respect of the Loss to which the payment relates; provided, however, that until the Indemnitee recovers full payment of its Loss, any and all claims of the Indemnifying Party against any such third party on account of such payment are hereby made expressly subordinated and subjected in right of payment of the Indemnitee's rights against such third party. Without limiting the generality of any other provision hereof, each such Indemnitee and Indemnifying Party will duly execute upon request all instruments reasonably necessary to evidence and perfect the above described subrogation and subordination rights.

         SECTION 5.7 TAX INDEMNIFICATION. None of the provisions of Article V, with the exception of Section 5.5, shall apply to the claims, obligations, liabilities, covenants and representations under Section 4.1, which shall be governed solely by the terms thereof.

         SECTION 5.8 REMEDY. Following the Closing, a party suffering a Loss, due to any breach of or inaccuracy in any representation or warranty or any breach, nonfulfillment or default in the performance of any of the covenants or agreements contained in this Agreement (but not any such covenants or agreements to the extent they are by their terms to be performed after the Closing Date), shall have, in its sole and absolute discretion, the right to seek redress for such Loss either through the indemnification provided for in this ARTICLE V or through a claim for rescission of the entire transaction under appropriate contract law, common law, statute, law, regulation or otherwise, including, without limitation, under the Racketeer Influence and Corrupt Organizations Act of 1970, as amended, all of which the parties hereby expressly reserve notwithstanding the absence of fraud with respect to such breach, inaccuracy, nonfulfillment or default.

         SECTION 5.9 INVESTIGATION. The representations, warranties, covenants and obligations of the parties, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or the knowledge of, the other parties, any of the other Indemnitees or any of their Representatives.

                                   ARTICLE VI
                        PRE-CLOSING COVENANTS OF SELLERS

         SECTION 6.1 ACCESS AND INVESTIGATION. Sellers shall ensure that, at all times from the date hereof to and until the Closing Date (the "Pre-Closing Period"):

         (a) Sellers will provide HealthStar and its Representatives with free and complete access at reasonable times and with reasonable notice to M2's premises and assets, and to all existing books, records, Tax Returns, work papers and other documents and information relating to M2;

         (b) Subject to standards and procedures acceptable to Sellers, Sellers and their Representatives will provide HealthStar and its Representatives the opportunity to meet with M2's personnel and a reasonable number of parties to M2's Material Agreements; and

         (c) Sellers and their Representatives will compile and provide HealthStar and its Representatives with such additional financial, operating and other data and information regarding M2 as HealthStar may request in good faith.

         SECTION 6.2 OPERATION OF BUSINESS. Unless Sellers first obtain a written waiver or consent from HealthStar, Sellers shall ensure that, during the Pre-Closing Period:

         (a) M2 conducts its operations exclusively in the Ordinary Course of Business and consistent with past practice and uses its best efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with M2;

         (b) Sellers keep in full force all insurance policies covering M2 identified in Schedule 2.24;

         (c) Sellers confer regularly with HealthStar concerning operational matters and otherwise report regularly to HealthStar concerning the status of M2's business, condition, assets, liabilities, operations, financial performance and prospects;

         (d) Sellers immediately notify HealthStar of any inquiry, proposal or offer from any Person relating to any Acquisition Transaction (as defined herein); "Acquisition Transaction" shall mean any transaction involving: (a) the sale or other disposition of all or any portion of M2's business or assets (other than in the Ordinary Course of Business); (b) the issuance, sale or other disposition of (i) any capital stock of M2, (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock of M2, or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock of M2; or (c) any merger, consolidation, business combination, share exchange, reorganization or similar transaction involving M2;

         (e) M2 does not effect or become a party to any Acquisition
Transaction;

         (f) M2 does not form any subsidiary or acquire any equity interest or other interest in any other Person;

         (g) M2 does not make any capital expenditure in excess of Ten Thousand Dollars ($10,000) or otherwise outside the Ordinary Course of Business;

         (h) M2 does not enter into any contract involving annual payments by M2 in excess of Twenty-Five Thousand Dollars ($25,000);

         (i) M2 does not incur, assume or otherwise become subject to any liability, except for current liabilities (of the type required to be reflected in a balance sheet prepared in accordance with GAAP) incurred in the Ordinary Course of Business;

         (j) M2 does not establish or adopt any new Employee Plan, does not amend any existing Employee Plan and does not pay any bonus or make any profit sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, except for merit increases made to employees in the Ordinary Course of Business;

         (k) M2 does not change any of its methods of accounting or accounting practices in any respect, except as required by GAAP or applicable laws;

         (l) M2 does not make any Tax election;

         (m) M2 does not commence any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation involving any Government Entity or third party;

         (n) M2 does not (i) acquire, dispose of, transfer, lease, license, mortgage, pledge or encumber any fixed or other assets, other than in the Ordinary Course of Business; (ii) incur, assume or prepay any indebtedness, liability or obligation or any other liabilities or issue any debt securities, other than in the Ordinary Course of Business; (iii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, other than in the Ordinary Course of Business; or (iv) make any loans, advances or capital contributions to, or investments in, any other Person, other than in the Ordinary Course of Business;

         (o) M2 pays debts and Taxes when due subject to good faith disputes thereof, and pays or performs other obligations when due;

         (p) M2 does not transfer to any Person or entity any Intellectual Property or intangible asset other than in the Ordinary Course of Business;

         (q) M2 does not enter into or amend any Material Agreements;

         (r) M2 does not pay, discharge or satisfy in any amount in excess of Ten Thousand Dollars ($10,000) in any one case or Thirty Thousand Dollars ($30,000) in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the Ordinary Course of Business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against the Financial Statements or reasonably incurred in connection with the transactions contemplated by this Agreement;

         (s) M2 gives all notices and other information required prior to the Closing Date to be given to the employees of M2 and any applicable Government Entity pursuant to applicable law in connection with the transactions provided for in this Agreement; and

         (t) M2 shall not enter into any transaction, related party transaction, or take any other action that likely would cause or constitute a breach of any, representation, warranty or covenant made by Sellers in this Agreement.

         SECTION 6.3 FILINGS AND CONSENTS.

         (a) Sellers covenant and agree that each filing or notice required to be made or given (pursuant to any applicable legal requirement, order or contract, or otherwise) by Sellers in connection with the execution and delivery of this Agreement or in connection with the consummation or performance of the Transaction contemplated hereby shall be made or given as promptly as practicable after the date of this Agreement;

         (b) Sellers shall use his or its best efforts to obtain or cause to be obtained each consent or estoppel letter required to be obtained (pursuant to any applicable legal requirement, order or contract, or otherwise) by Sellers in connection with the execution and delivery of this Agreement or in connection with the consummation or performance of the Transaction contemplated hereby (including each of the consents identified in Section 2.5 of the Disclosure Schedule) as promptly as practicable after the date of this Agreement and each of such consents shall remain in full force and effect through the Closing Date;

         (c) Sellers shall promptly deliver to HealthStar a copy of each filing made, each notice given and each consent obtained by Sellers during the Pre-Closing Period; and

         (d) During the Pre-Closing Period, Sellers and their Representatives shall cooperate with HealthStar and with HealthStar's Representatives, and prepare and make available such documents and take such other actions as HealthStar may request in good faith.

         SECTION 6.4 NOTIFICATION.

         (a) During the Pre-Closing Period, Sellers shall promptly notify HealthStar of:

                  (i) the discovery by Sellers of any event, condition, fact or Circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a breach of any representation or warranty made by Sellers in this Agreement;

                  (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a breach of any representation or warranty made by Sellers in this Agreement if (i) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (ii) such extent, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

                  (iii) any breach of any covenant or obligation of Sellers; and

                  (iv) any event, condition, fact or circumstance that may make the timely satisfaction of any of the conditions set forth Article VIII impossible or unlikely; and

         (b) Sellers shall have the obligation to supplement any section of the schedules prior to Closing with respect to any transaction permitted under
Section 6.2 or any matter described in Section 6.4(a) above which occurs during the Pre-Closing Period. Such supplementation is not a waiver by HealthStar of any breach of a representation or warranty as to the matter so supplemented.

         SECTION 6.5 NO NEGOTIATION. During the Pre-Closing Period, none of Sellers nor their Representatives directly or indirectly:

         (a) shall solicit or encourage the initiation of any inquiry, proposal or offer from any Person (other than HealthStar) relating to any Acquisition Transaction;

         (b) shall participate in any discussions or negotiations with, or provide any non-public information to, any Person (other than HealthStar) relating to any Acquisition Transaction; or

         (c) shall consider the merits of any unsolicited inquiry, proposal or offer from any Person (other than HealthStar) relating to any Acquisition Transaction.

         SECTION 6.6 BEST EFFORTS. During the Pre-Closing Period, Sellers shall use their best efforts to cause the conditions set forth in Article VIII to be satisfied on a timely basis, and shall not take any action or omit to take any action, the taking or omission of which would or could reasonably be expected to result in any of the representations and warranties set forth in Article II of this Agreement becoming untrue, in any of the conditions of Closing set forth in Article VIII not being satisfied.

         SECTION 6.7 CONFIDENTIALITY; PUBLICITY.  During the Pre-Closing Period:

         (a) Sellers and their Representatives shall keep strictly confidential the existence and terms of this Agreement prior to the issuance or dissemination of any mutually agreed upon press release or other disclosure of the Transaction contemplated hereunder;

         (b) none of Sellers nor their Representatives shall issue or disseminate any press release or other publicity or otherwise make any disclosure of any nature (to any of M2's suppliers, customers, landlords, creditors or employees or to any other Person) regarding the Transaction contemplated by this Agreement, except as required by federal securities laws or other applicable laws and except as otherwise agreed by the parties; and

         (c) if Sellers are required by law to make any disclosure regarding the Transaction contemplated by this Agreement, Sellers shall advise HealthStar, at least two (2) business days prior to making such disclosure, of the nature and content of the intended disclosure.

         SECTION 6.8 STOCKHOLDER DISTRIBUTIONS. M2 shall not, from the date hereof through the Closing, (a) declare, set aside or pay any dividend or other distribution, whether payable in cash, stock or other property, in respect of its capital stock or (b) directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or other securities.

         SECTION 6.9 TRANSITION. Sellers shall take all reasonable steps to ensure that the business of M2 shall be integrated with the business of HealthStar following the Closing.


                                   ARTICLE VII
                       PRE-CLOSING COVENANTS OF HEALTHSTAR

         SECTION 7.1 BEST EFFORTS. During the Pre-Closing Period, HealthStar shall not take any action or omit to take any action, the taking or omission of which would or could reasonably be expected to result in any of the representations and warranties set forth in Article III of this Agreement becoming untrue or in any of the conditions of closing set forth in Article VIII not being satisfied, other than in accordance with the fiduciary obligation of the Board of Directors, as determined under applicable law.


                                  ARTICLE VIII
                                   CONDITIONS

         SECTION 8.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE CLOSING. The obligations of Sellers, on the one hand, and HealthStar, on the other, to consummate the Closing are subject to the satisfaction (or, if permissible, waiver by the party for whose benefit such conditions exist) of the following conditions:

         (a) no arbitrator or Government Entity shall have issued any order, decree or ruling, and there shall not be any statute, rule or regulation, restraining, enjoining or prohibiting the consummation of the Transaction contemplated by this Agreement; provided that the parties shall have used their best efforts to cause any such order, decree, statute, rule or regulation to be vacated or lifted; and

         (b) all action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the Transaction contemplated hereby shall have been duly and validly taken by the respective boards of directors of HealthStar, Salesmation and M2 and, where applicable, their shareholders.

         SECTION 8.2 CONDITIONS TO THE OBLIGATIONS OF HEALTHSTAR. The obligations of HealthStar to consummate the Transaction contemplated hereby are subject to the satisfaction (or waiver by HealthStar) of the following further conditions:

         (a) the representations and warranties of Sellers shall be true and accurate as of the Closing Date as if made at and as of such time (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need to be true and accurate only as of such date or with respect to such period);

         (b) Sellers shall have performed in all material respects the obligations hereunder required to be performed by them at or prior to the Closing Date;

         (c) HealthStar shall have received (i) a certificate signed by two duly authorized executive officers of Salesmation, dated as of the Closing Date, to the effect that, to the best of their Knowledge, the conditions set forth in Section 8.2(a) and 8.2(b) have been satisfied; and (ii) a certificate of the secretary or assistant secretary of Salesmation certifying that each officer was authorized under Salesmation's bylaws to sign the certificate in his or her capacity as stated in the officer's certificate;

         (d) HealthStar shall have received an opinion letter from counsel for Sellers, as of the Closing Date, in a form acceptable to HealthStar;

         (e) On, before or simultaneously with the Closing, M2 shall have paid all Federal, Maryland, and any other state withholding taxes (including interest and penalties with respect thereto) for all quarters ending on or before the Closing Date and, at HealthStar's request, shall provide documentation from the applicable Government Entity that such withholding taxes have been paid;

         (f) there shall have been no Material Adverse Effect with respect to M2's business, condition (financial or otherwise), assets, liabilities, operations or financial performance since August 31, 2000;

         (g) there shall be no outstanding bank loans to or on behalf of M2 (including, but not limited to, loans from Potomac Valley Bank which shall have been paid off prior to or simultaneously with the Closing);

         (h) there shall have been no distributions, payments or similar transfers of money (except for duly earned or accrued salary);

         (i) since the date of this Agreement, there shall not have been commenced or threatened against M2 or against any Person affiliated with M2, any proceeding:

                  (1) involving any challenge to, or seeking damages or other relief in connection with, the Transaction contemplated hereunder, or

                  (2) that are reasonably likely to have the effect of preventing, delaying, making illegal or otherwise interfering with the Transaction contemplated hereunder or having a Material Adverse Effect on M2.

         (j) Sellers shall have obtained the consents and estoppel letters referenced in Schedule 2.5 and such other consents and estoppel letters necessary to ensure, on and after the Closing Date, the continuation in full force of the real property and equipment leases referenced in Schedules 2.15 and 2.16 or shall have arranged pursuant to a sublease or otherwise to ensure that M2 shall be entitled to all of the same rights and benefits of such leases after the Closing Date as M2 is entitled to immediately before the execution of this Agreement;

         (k) the receipt of a fairness opinion by HealthStar from Ferris Baker Watts, Inc. (or another recognized investment banker) in a form acceptable to HealthStar;

         (l) M2 shall have net working capital at the time of Closing of $35,000. For purposes of this Section 8.2(l), net working capital (excluding amounts referred to in Section 8.2(e) and Section 8.2(g)) shall be defined as current assets minus current liabilities;

         (m) the execution by Key Individuals and such other key personnel of M2 of employment agreements in a form acceptable to HealthStar;

         (n) M2 shall have obtained key man insurance policies on Andre-Paul Pellet and Michael R. Pellet, each in the amount of $1 million.

         SECTION 8.3 CONDITIONS TO THE OBLIGATIONS OF SELLERS. The obligations of Sellers to consummate the Transaction contemplated hereby are subject to the satisfaction (or waiver by Seller) of the following conditions:

         (a) the representations and warranties of HealthStar shall be true and accurate as of the Closing Date as if made at and as of such time (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need to be true and accurate only as of such date or with respect to such period);

         (b) HealthStar shall have performed in all material respects all of the obligations hereunder required to be performed by HealthStar, at or prior to the Closing Date;

         (c) Sellers shall have received (i) a certificate signed by two duly authorized executive officers of HealthStar, dated as of the Closing Date, to the effect that, to the best of their Knowledge the conditions set forth in
Section 8.3(a) and Section 8.3(b) have been satisfied and (ii) a certificate of the secretary or assistant secretary of HealthStar certifying that each officer was authorized under HealthStar's bylaws to sign the certificate in his or her capacity as stated in the officer's certificate;

         (d) At the Closing, HealthStar Shares shall continue to be listed on the NASD OTC Bulletin Board and no inquiry or proceeding by the NASD shall then be in progress for the possible delisting of such shares; and

         (e) since the date of this Agreement, there shall not have been commenced or threatened against HealthStar or against any Person affiliated with HealthStar, any proceeding;

                  (1) involving any challenge to, or seeking damages or other relief in connection with, the Transaction contemplated hereunder, or

                  (2) that are reasonably likely to have the effect of preventing, delaying, making illegal or otherwise interfering with the Transaction contemplated hereunder or having a Material Adverse Effect on HealthStar.

                                   ARTICLE IX
                                   TERMINATION

         SECTION 9.1 TERMINATION. This Agreement may be terminated and the Transaction contemplated hereby abandoned at any time prior to the Closing Date:

         (a) by mutual written consent of Sellers and HealthStar;

         (b) by either Sellers or HealthStar if the Transaction contemplated hereby shall not have been consummated by April 15, 2001;

         (c) by either Sellers or HealthStar if any Governmental Entity shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the consummation of the Transaction contemplated hereby and such order, decree, ruling or any other action shall have become final and non-appealable;

         (d) by HealthStar if there shall have been any material breach of a representation and warranty or material obligation of Sellers hereunder and, if such breach is curable, such default shall not have been remedied within ten
(10) days after receipt by Sellers of notice in writing from HealthStar specifying such breach and requesting that it be remedied; provided, that such ten (10) day period shall be extended for so long as Sellers shall be making all reasonable attempts to cure such breach, unless the breach is not susceptible of a cure;

         (e) by Sellers if there shall have been any material breach of a representation and warranty or material obligation of HealthStar hereunder and, if such breach is curable, such default shall have not been remedied within ten
(10) days after receipt by HealthStar of notice in writing from Sellers specifying such breach and requesting that it be remedied; provided, that such ten (10) day period shall be extended for so long as HealthStar shall be making all reasonable attempts to cure such breach, unless the breach is not susceptible of a cure; or

         (f) by HealthStar if the Board of Directors of HealthStar determines in good faith after consulting with outside counsel, and in the absence of a breach by Sellers, giving grounds for termination pursuant to Section 9.1(d), that such action is necessary to comply with the fiduciary duties of the Board of Directors of HealthStar under applicable law.

         SECTION 9.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Sections 9.1(a), 9.1(b), and 9.1(c) above, this Agreement shall forthwith become of no further effect and there shall be no liability or obligation on the part of any party or their respective officers or directors. In the event of the termination of this Agreement pursuant to Section 9.1(d) above, Sellers shall pay HealthStar, as liquidated damages, the sum of two hundred fifty thousand dollars ($250,000). In the event of the termination of this Agreement pursuant to

Section 9.1(e) and Section 9.1(f) above, HealthStar shall pay Sellers, as liquidated damages, the sum of two hundred fifty thousand dollars ($250,000). The liquidated damages shall be paid by HealthStar or Sellers, as applicable, within ten (10) days of the termination of this Agreement. If HealthStar or Sellers, as applicable, fail to pay any amount pursuant to this Section 9.2 when due, HealthStar or Sellers, as applicable, shall pay interest thereon, from the date due until the date paid in full, at the prime rate as announced from time to time in the Wall Street Journal and shall reimburse the other party for all reasonable attorneys' fees and other costs and expenses incurred in collecting the amount due. Each party agrees that it would be impracticable or extremely difficult to fix the actual damages resulting from a termination of this Agreement pursuant to Sections 9.1(d), 9.1(e) or 9.1(f). The parties believe that the payment pursuant to this Section 9.2 represents a reasonable endeavor by the parties to estimate a fair compensation for the foreseeable losses that might result from such a termination and, consequently, that such payment represents liquidated damages and not a penalty. The sole remedy with respect to a termination of this Agreement pursuant to Sections 9.1(d), 9.1(e) or Section 9.1(f) shall be liquidated damages provided for in this Section 9.2.

                                    ARTICLE X
                                  MISCELLANEOUS

         SECTION 10.1 KNOWLEDGE. The term "Knowledge" as used in this Agreement with respect to the Sellers shall mean the actual knowledge of any of the Listed Individuals (set forth on Schedule 2.29) after Reasonable Inquiry. "Reasonable Inquiry" with respect to any such Listed Individuals shall mean such inquiry and investigation as are reasonable and customary under the circumstances, which circumstances shall include the proposed sale of all of M2's stock, based upon the nature and scope of such individual's specific position and responsibilities with M2.

         SECTION 10.2 GOVERNING LAW AND CONSENT TO JURISDICTION. The laws of the State of Florida (irrespective of its choice of law principles) shall govern all issues concerning the validity of this Agreement, the construction of its terms and the interpretation and enforcement of the right and duties of the parties. Each party irrevocably submits to the exclusive jurisdiction of the courts of the State of Florida and the Federal courts of the United States of America located in Florida (and the Florida state and Federal courts having jurisdiction over appeals therefrom) in respect of the transaction contemplated by this Agreement, the other agreements and documents referred to herein and the Transaction contemplated by this Agreement and such other documents and agreements.

         SECTION 10.3 AMENDMENT AND MODIFICATION. Subject to applicable law, this Agreement may be amended, modified and supplemented in any and all respects only by written agreement duly executed and delivered by all of the parties.

         SECTION 10.4 NOTICES. All notices, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered by hand or by Federal Express or a similar overnight courier; (b) five (5) days after being deposited in any United States Post Office enclosed in a postage prepaid, registered or certified envelope addressed; or (c) when successfully transmitted by telecopier (with a confirming copy of such communication to be sent as provided in clauses (a) or (b) above), to the receiving party at the address or telecopier number set forth below (or at such other address or telecopier number for a party as shall be specified by like notice); provided however, that any notice of change of address or telecopier number shall be effective only upon receipt:

         (a)      if to HealthStar, to:

                  HealthStar Corp.
                  2875 N.E. 191st Street
                  Turnberry Plaza
                  Suite 601
                  Aventura, FL 33180
                  Telephone:  (305) 933-8779
                  Telecopier: (305) 933-8755
                  Attn: Edward M. Chism, President

                  with a copy (which shall not constitute notice) to:

                  Ruben & Aronson, LLP
                  3299 K Street, N.W.
                  Suite 403
                  Washington, D.C. 20007
                  Telephone:  (202) 965-3600
                  Telecopier: (202) 965-3700
                  Attn: Louis M. Aronson, Esq.

         (b)      if to Salesmation, to:

                  Salesmation.com, Inc.
                  3 Corporate Plaza, Suite 250
                  Newport Beach, CA 92660
                  Telephone:  (949) 219-0169
                  Telecopier: (949) 219-0173
                  Attn: Brendon Kensel, President and Chief Executive Officer

         (c)      if to M2 and the Key Individuals, to:

                  M2 Limited, Inc.
                  9210 Wightman Road
                  Montgomery Village, MD 20886-1278
                  Telephone:  (301) 977-4281
                  Telecopier: (301) 926-5046
                  Attn: Michael R. Pellet, President and Chief Executive Officer

         SECTION 10.5 [Reserved].

         SECTION 10.6 COUNTERPARTS. This Agreement may be executed in multiple counterparts, all of which shall together be considered out and the same agreement.

         SECTION 10.7 INCORPORATION BY REFERENCE. The Preamble and Recitals to this Agreement and the Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         SECTION 10.8 ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES. This Agreement (including the documents incorporated herein by reference in Section
10.7 hereof and other documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes any prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) except as expressly provided herein, are not intended to confer upon any Person other than the parties herein any rights or remedies hereunder.

         SECTION 10.9 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         SECTION 10.10 SERVICE OF PROCESS. Each party irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in Section 10.2 hereof in any such action or proceeding by mailing copies thereof by registered United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 10.4 hereof. However, the foregoing shall not limit the right of a party to effect service of process on the other party by any other legally available method.

         SECTION 10.11 SPECIFIC PERFORMANCE. Each party acknowledges and agrees that in the event of any breach of this Agreement each nonbreaching party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties will (a) waive, in any action for specific performance, the defense of adequacy of a remedy at law and (b) be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this Agreement in any action instituted in accordance with Section 10.2.

         SECTION 10.12 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective permitted successors and assigns.

         SECTION 10.13 EXPENSES. Except as otherwise provided herein, all costs and expenses incurred in connection with the transactions contemplated hereby, this Agreement and the consummation of the Transaction contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Transaction contemplated hereby is consummated.

         SECTION 10.14 WAIVERS. Except as otherwise provided in this Agreement, any failure of either party to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         SECTION 10.15 ATTORNEY FEES. In the event of a dispute with respect to the subject matter of this Agreement, the prevailing party in any proceeding, including arbitration commenced to resolve such disputes, shall be entitled to an award of its reasonable attorney fees and court or arbitration costs incurred in resolving or settling the dispute, in addition to any and all other damages or relief which the court or arbitrator may deem proper.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, or have caused this Agreement to be duly executed with legal and binding effect by their respective authorized officers, in their individual capacity, as of the date first written above.


                                       HEALTHSTAR CORP.,
                                       a Delaware corporation



                                       By: /s/ Edward M. Chism
                                          -------------------------------------
                                          Name:   Edward M. Chism
                                          Title:  President


                                       SALESMATION.COM, INC.,
                                       a Delaware corporation


                                       By: /s/ Brendon Kensel
                                          -------------------------------------
                                          Name:   Brendon Kensel
                                          Title:  President


                                       M2 LIMITED, INC.,
                                       a Maryland corporation


                                       By: /s/ Brendon Kensel
                                          -------------------------------------
                                          Name:   Brendon Kensel
                                          Title:  President
                                                  Salesmation.com, Inc.
                                                  Sole Shareholder of
                                                  M2 Limited, Inc.

                                       KEY INDIVIDUALS OF M2 LIMITED, INC.



                                       By: /s/ Michael R. Pellet
                                          -------------------------------------
                                          Name:   Michael R. Pellet
                                          Title:  President and Chief Executive
                                                  Officer of M2 Limited, Inc.



                                       By: /s/ Mercedes M. Pellet
                                          -------------------------------------
                                          Name:   Mercedes M. Pellet
                                          Title:  Chief Financial Officer of
                                                  M2 Limtied, Inc.



                                       By: /s/ Andre-Paul Pellet
                                          -------------------------------------
                                          Name:   Andre-Paul Pellet
                                          Title:  Senior Vice President of
                                                  M2 Limited, Inc.